UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2019

Codexis, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

(650) 421-8100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On January 8, 2019, Codexis, Inc. (the “Company”) received notice from the U.S. Food and Drug Administration (the “FDA”) that the FDA had completed its safety review of the Company’s investigational new drug application for CDX-6114 (the “IND”) and concluded that the Company may proceed with its clinical trial protocol CDX6114-003.

Under the terms of the Company’s Global Development, Option and License Agreement with Nestec Ltd. (“Nestlé Health Science”), as amended to date, following the effectiveness of the IND, during the 40-day period ending February 17, 2019, subject to extension if Nestlé Health Science determines that a filing under the Hart-Scott Rodino Act of 1976 is required in connection with the option exercise, Nestlé Health Science may elect to exercise its option to obtain an exclusive, worldwide, royalty-bearing, sublicensable license to develop and commercialize certain products based on the Company’s therapeutic enzyme product candidates for the treatment of hyperphenylalaninemia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019

CODEXIS, INC.

By:	/s/ Gordon Sangster
Name:	Gordon Sangster
Title:	Senior Vice President and Chief Financial Officer